UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 24,  2019

LAKE SHORE BANCORP, inc.

(Exact name of registrant as specified in its charter)

United States	000-51821	20-4729288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 East Fourth Street, Dunkirk, NY 14048

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (716) 366-4070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Tile of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LSBK	The Nasdaq Stock Market LLC

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 24, 2019, the Board of Directors of Lake Shore Bancorp, Inc. (the “Company”) appointed John P. McGrath and Ronald J. Passafaro to the Company’s Board of Directors effective August 1, 2019.

Mr. McGrath is currently the Assistant Treasurer of Moog, Inc., a worldwide designer, manufacturer and systems integrator of high performance precision motion and fluid controls and controls systems for a broad range of applications in aerospace and defense and industrial markets.  He has held this position since 2008.  He previously held positions in the treasury departments of publicly held banks, including Greater Buffalo Savings Bank, First Niagara Financial Group and Empire of America.

Mr Passafaro is currently the President, CEO and Chairman of the Board of ECR International, a division of BDR Thermea Group, a position he has held since 2015.  BDR Thermea, headquartered in the Netherlands, is a global leader providing innovative heating and hot water systems and services for residential and commercial applications marketed in over 100 countries.  From 2011 through 2015, Mr. Passafaro held the position of President and CEO and Vice Chairman of the Board for ECR International, a privately held stock company which manufactured and marketed HVAC products, specializing in residential boiler products.

The Boards of Directors of Lake Shore, MHC (the Company’s majority stockholder) and Lake Shore Savings Bank also appointed Mr. McGrath and Mr. Passafaro to their respective boards.

There were no understandings or arrangements with any person regarding these appointments to the Board of the Company.  Neither Mr. McGrath nor Mr. Passafaro has participated in any transactions with the Company that, in the aggregate, exceed $120,000.

The Board has determined that Mr. McGrath will be appointed to the Asset/Liability Committee and that Mr. Passafaro will be appointed to the Compensation Committee.

A copy of the press release is attached as Exhibit 99.1 hereto.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On July 24, 2019, the Board of Directors of the Company amended its bylaws effective August 1, 2019 to increase the number of directors from nine members to eleven members.

Item 9.01Financial Statements and Exhibits.

(d)   Exhibits

 3.2    Amended and Restated Bylaws of Lake Shore Bancorp, Inc.

99.1  Press release of Lake Shore Bancorp, Inc. dated July 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SHORE BANCORP, inc.
By:	/s/ Rachel A. Foley
Name:	Rachel A. Foley
Title:	Chief Financial Officer and Treasurer

Date: July 25, 2019